UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

December 23, 2008 (December 23, 2008)
ADVOCAT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926

(Address of principal executive offices)
(615) 771-7575

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On December 23, 2008, the Company entered into a First Amendment to its Loan Agreement with CapMark Finance Inc. The purpose of the amendment is to add a provision to the occupancy requirement of the Company’s mortgage loan agreement. Prior to the amendment, the agreement required an occupancy rate of at least eighty percent (80%) beginning with the quarter ending December 31, 2008. The amendment keeps the eighty percent occupancy requirement, however it changes the calculation of occupancy percentage from licensed beds to available beds. In addition to the change in method of calculation, it adds a provision that if the Company’s occupancy rate is at least seventy-five percent (75%) and the Combined Debt Service Coverage (as defined in the agreement) is at least 1.4 to 1.0 then the Company will still be in compliance with the occupancy covenant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
	By:	/s/ L. Glynn Riddle
L. Glynn Riddle
Date: December 23, 2008		Chief Financial Officer